UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sale of Equity Securities

On February 20, 2019, Empire Resorts, Inc. (the “Company”) and Kien Huat Realty III Limited (“KHRL”), the Company’s largest stockholder, entered into a subscription agreement (the “KH Subscription Agreement”) pursuant to which KHRL purchased 200 shares of the Company’s Series F Convertible Preferred Stock, $0.01 per share (the “Series F Preferred Stock”), for an aggregate consideration of $20 million. This investment was made pursuant to the terms of that certain commitment letter, by and between KHRL and the Company, originally dated November 5, 2018 and amended and restated on November 9, 2018 (as amended, the “KH 2018 Preferred Stock Commitment Letter”). As previously reported on a Current Report on Form 8-K filed by the Company on November 14, 2018 (the “November 2018 8-K”), KHRL committed to purchase up to $126 million of the Company’s Series F Preferred Stock, subject to the terms and conditions of the KH 2018 Preferred Stock Commitment Letter, in support of the general corporate and working capital requirements of the Company. Pursuant to the KH 2018 Preferred Stock Commitment Letter, KHRL received a commitment fee in the amount of 1% of the Series F Preferred Stock purchased pursuant to the KH Subscription Agreement.

The issuance by the Company of the shares of Series F Preferred Stock to KHRL is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

The material terms of the Series F Preferred Stock are described under Item 3.02 of the November 2018 8-K, and a copy of the Amended and Restated Certificate of Designations of Series F Preferred Stock is attached as Exhibit 3.1 and incorporated herein by reference. As previously reported in the November 2018 8-K, the number of shares of common stock of the Company issuable upon conversion of the Series F Preferred Stock was limited such that the Company could not issue Conversion Shares equal to 20% (the “Issuable Maximum”) or more of common stock or voting power of the Company issued and outstanding prior to a conversion of the Series F Preferred Stock (the “Conversion Limitation”) until the Company obtained the approval of a majority of the voting power of the Company’s issued and outstanding voting stock in accordance with the applicable rules and regulations of the Nasdaq Stock Market (the “Stockholder Approval”). Additionally, if the total number of votes represented by the Series F Preferred Stock on an as-converted basis would exceed the Issuable Maximum, the votes represented by such outstanding Series F Preferred Stock would be adjusted downward to a portion of the aggregate votes until the Stockholder Approval was obtained (the “Voting Limitation” and together with the Conversion Limitation, the “Series F Caps”). The Company has obtained the requisite Stockholder Approval, and effective as of March 5, 2019, the Series F Preferred Stock shall be no longer be subject to the Series F Caps.

The summary of the KH Subscription Agreement is qualified in its entirety by reference to the complete text of the KH Subscription Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1.	Amended and Restated Certificate of Designations of Series F Preferred Stock of Empire Resorts, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K as filed on November 14, 2018)

10.1.	Subscription Agreement, dated February 20, 2019, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2019

EMPIRE RESORTS, INC.

By:	/s/ Ryan Eller
Name: Ryan Eller
Title: President and Chief Executive Officer